Exhibit # 10.02

                        Partnership Agreement - A Gardens

                                               TELEPHONE AND TELEVISION
                                           ROOM LEASE AND ACCESS AGREEMENT

         THIS TELEPHONE AND/OR TELEVISION ROOM LEASE AND ACCESS AGREEMENT, is entered into this 20th day of November, 1993, by and between Morris - Revocable Trust hereinafter called "Lessor" and WT&T Telecommunications Partners, L.P. heinafter called "Lessee".

                                                                        RECITALS

This Agreement is made with respect to the following facts and circumstances

A. Lessor is the owner of a certain multi-family residential property commonly known as: * * 1776 and Almaden Garden Apartments * * and more particularly described on Exhibit "A" attached hereto. Such property is herein sometimes referred to as the "Property" or "Project".

B. Lessee is engaged in the business of installing and operating private telephone systems and/or private television systems within apartment complexes similar to the Property.

C. Lessor and Lessee desire to enter into an agreement whereby Lessee will install the telephone and/or television system(s) to be employed on the Property and will operate such system(s), all in accordance with the provisions of the Agreement. The telephone system to be installed shall herein sometimes be referred to as the "Telephone System". The television system to be installed shall herein sometimes be referred to as the "Television System".

In consideration of the mutual promises contained below and for other good and valuable consideration, it is hereby agreed as follows:

                                                                       ARTICLE 1

                                                      PREMISES; UTILITY AREAS

1.1 EQUIPMENT ROOMS Lessor hereby leases to Lessee and Lessee hereby leases from Lessor what is commonly known as the "Telephone and/or Television Equipment Room" described in Exhibit "C" attached hereto and incorporated herein by this reference ' referred to herein as "the Equipment Rooms". The Equipment Room/(s) are to be used for the purpose of installing, operating, servicing and repairing the private telephone and/or television utilities, to be provided pursuant to this Agreement (referred to herein as the "Telephone Equipment and/or the Television Equipment").

1.2 TELEPHONE AND TELEVISION CABLE. In addition to the lease of the Equipment Room/s Lessor hereby grants to Lessee a non-exclusive easement and access to the areas marked on Exhibit "D" (referred to herein as the Telephone and Television Cable Areas") for the placement and repair of wires, cable and accessories necessary to provide the telephone and/or television services as described in this Agreement. Lessee shall have the right of free access to the Telephone and Television Cable Areas to inspect, maintain, install, replace and repair the wire, cable and other accessories associated with the Telephone System and/or the Television System, and to the remainder of the Property for the purpose of repair and maintenance of the wiring, cable and accessories relating to the Telephone System and/or Television System, and for the purpose of repairing and maintaining such systems. In addition, the Lessor also grants to Lessee a license to enter and access to the property for the purpose of collecting receipts for its services and otherwise dealing with subscribers to the private Telephone & Television systems within the Property.

                                                                       ARTICLE 2

                                                                            TERM

2.1 TERM. This Agreement shall remain in full force and effect for a full term of ten (10) years and shall commence as of the date of the issuance of the first billing summary listing all subscribers to either the Private Telephone and/or Television Utility, and it shall not be extended, terminated or cancelled except as hereafter provided.

2.2 EXTENSION OF AGREEMENT. At the end of the term described immediately above Lessor and Lessee may negotiate the extension of this Agreement. If new terms are not agreed upon, then Lessee has thirty (30) days to match any legitimate offer by another qualified 3rd party telephone and/or television service provider.

                                                                       ARTICLE 3

                                                         EXCLUSIVE CONTROL

3.1 EXCLUSIVE RIGHT. Lessee shall have the sole and exclusive control and possession of the Equipment Room/s and the exclusive right to provide telephone and/or television service to all residents within the boundaries of the Property. If it is a requirement of law that the local Telephone Company also serve the Property, this exclusivity provision shall not deny said local Telephone Company the right to also serve residents of the Property. Lessor shall not install or use, nor permit any tenant or other person, firm or corporation to install or use any equipment similar to or intended for the same use as the Telephone and/or Television Equipment (whether coin operated or not) in the Equipment Room/s or elsewhere on the Property. During the term of the Agreement, Lessee shall have the exclusive right to install equipment for telephone and/or television purposes on or about the Property.

3.2 CONDITIONS OF EQUIPMENT ROOM/S. Lessee will provide with respect to the Equipment Room/s, the insulation, utilities, lighting, air conditioning, and venting as specified in Exhibit "C".

                                                                       ARTICLE 4

                                                                            RENT

4.1 RENT. Lessee shall pay to Lessor as rent for the Equipment Room/s and as consideration for the other rights as granted to Lessee hereunder monthly payments as scheduled on Exhibit "E" detailing a percentage of the gross receipts of Lessee in connection with the Telephone System and/or the Television System, which percentages vary in accordance with the number of subscribers within the Project using the Telephone System and/or Television System. Monthly payments shall be paid in arrears and are due fifteen (15) days following the closing of each monthly billing cycle for the billing cycle just ended. Lessee shall pay to Lessor a late charge of one and one-half percent (1.5%) of the amount due for any monthly payment not received within five (5) business days after the due date. Lessee shall provide to Lessor, along with the monthly rental payment, a report showing the number of subscribers by unit) and gross monthly receipts for both the Telephone System and/or the Television System.

4.2 AUDIT. Lessor shall have the right to audit Lessee's gross receipts no more frequently than twice in any twelve (12) month period in order to verify the amount of gross receipts. Lessee shall cooperate with Lessor in connection with any audit of its receipts and shall make available to Lessor such information and records as is reasonably requested by Lessor. If any audit shows that there is a deficiency in the payment of rent, the deficiency shall become due and payable fifteen (15) days following written demand from Lessor, accompanied by a statement showing the amount due. The costs of any audit shall be paid by the Lessor unless the audit discloses that Lessee shall have understated its gross receipts by three percent (3%) or more, in which case Lessee shall pay all Lessor's costs of the audit. Further, notwithstanding the above provisions of this Paragraph 4.2 to the contrary, in the event any audit discloses that Lessee shall have understated its gross receipts by three percent (3%) or more, Lessor shall be entitled to audit Lessee's gross receipts as often as four (4) times in the ensuing twelve (12) month period. If any two (2) audits during any twelve
(12) month period disclose that Lessee has understated its receipts by three percent (3%) or more, Lessor may terminate this Agreement and Lessee shall remain liable for the deficiency and cost of audit as herein provided. The acceptance by Lessor of any monies paid to Lessor by Lessee as rent hereunder, as shown on any statement furnished by Lessee, shall not be an admission of the accuracy of such statement or the sufficiency of the amount paid by Lessee.

4.3 RECEIPTS. The term "gross receipts' as used herein shall refer to the gross amount as received by Lessee in connection with or relating in any fashion to the operation of the Telephone System and/or the Television System at the Property. Such receipts shall include but not be limited to: (i) all monthly fees as paid by tenants of the Project in connection with the Telephone System and/or Television System; (ii) all "hook-up" charges or other like charges paid by the tenants of the Project; (iii) all late charges or penalties of any kind as paid by the tenants of the Project; and (iv) any and all other receipts of any kind whatsoever received by the Lessee relating to or arising out of the Telephone System and/or Television System at the Property. In the event that Lessee is not involved in both the Telephone and/or the Television Systems pursuant to this Agreement, then "gross receipts" thereafter shall refer only to the System for which Lessee provides services.

4.4 TAXES. Lessee shall have the right to deduct from the gross receipts all taxes and fees imposed on the Telephone System and/or Television System and on the revenue generated by the Telephone System and/or the Television System that are included in said receipts.

                                                                       ARTICLE 5

                                                                           TAXES

5.1 REAL PROPERTY TAXES. Lessor shall pay any and all property taxes associate with the Equipment Room/s or otherwise associated with the Property. Lessee shall have no responsibility for any such taxes.

5.2 PERSONAL PROPERTY. Lessee shall pay all taxes, assessments, license fees and public charges levied, assessed or imposed on its business operation as well as upon all trade fixtures, leasehold improvements and other personal property in or about the Equipment Room/s and the Property. Lessee shall comply with the provisions of any law, ordinance or rule of taxing authorities which require Lessee to file a report of Lessee's property located on the Property. In the unlikely event this personal property addition increases the Lessor's personal property tax liability, Lessee shall bear the cost of this additional tax until the matter can be resolved with the proper taxing authority.

                                                                       ARTICLE 6

                                                                             USE

6.1 PURPOSE. Lessee shall use the Equipment Room/s and the Telephone and Television Cable Areas and shall employ its access to the Property solely in connection with the purposes contemplated by this Agreement and for no other purpose. During the term hereof,

Lessee shall keep the Equipment Room/s clean and free of any objectionable noises, orders or nuisances, and Lessee shall at all times comply with any and all health and police regulations applicable to the Equipment Room/s. Lessee shall not install any exterior lighting or make any exterior painting or install any exterior loudspeakers or similar devices on the exterior of the Equipment Room/s or elsewhere in the property, or make any changes on the exterior of the Equipment Room/s without Lessor's prior written consent.

6.2 RESTRICTIONS. Lessee shall not do, nor permit anything to be done in or about the Equipment Room/s which will in any way obstruct or interfere with the rights of other tenants or occupants of the Property, or injure or annoy them or use or allow the Equipment Room/s to be used for any unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Equipment Room/s. Lessee shall not commit or suffer to be committed any waste in or upon the Property. Lessee shall not use or be involved with anything in or about the Property that will in any way violate any house rules, law, statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted. Lessee agrees that it shall comply with all fire and security regulations that may be issued from time to time by governmental authorities, and shall provide Lessor with a name of a designated responsible employee to represent Lessee in all matters pertaining to such fire or security regulations. Lessee shall have the sole cost and expense to determine whether it is in compliance with the - foregoing provisions of this Article 6, shall obtain all necessary governmental approvals and permits, and shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Equipment Room/s, provided however Lessee shall not be responsible for any requirement due to structural changes not relating to or affecting the condition, use or occupancy of the Equipment Room/s.

                                                                       ARTICLE 7

                                                                       UTILITIES

7.1 AVAILABILITY. Lessor agrees that it will cause to be made available to Lessee in connection with the Equipment Room/s the distribution of utilities including electricity, air conditioning, venting and ventilation as described on Exhibit "C" attached hereto. The cost of any and all utilities as provided to the Premises shall be borne by Lessor.

7.2 TRASH. Lessee shall store all trash and garbage within the areas as established by Lessor for such purposes within the Property.

Lessee shall not allow refuse, garbage or trash to accumulate in or around the Equipment Room/s.

7.3 LIMITED LIABILITY. Lessor shall not be liable to Lessee or any other person for, and neither shall Lessee nor any other person be entitled to any abatement or reduction of rent or damages, direct or indirect, because of any reduction or suspension in the utility services if required by any governmental authority, or Lessor's failure or inability to furnish any service or facility, which Lessor has agreed to supply, when such failure is caused by accidents, strikes, acts of God, governmental preemption's or any other cause similar or dissimilar beyond the reasonable control of Lessor. Lessor shall not be liable under any circumstances for any loss of or any injury to person, property or business, however occurring, through or in connection or incidental to any failure described above to furnish any service or facility, nor shall any such failure be construed as eviction of Lessee in whole or in part.

                                                                       ARTICLE 8

                                                                         REPAIRS

8.1 REPAIR BY LESSEE. Lessee will provide janitorial and housekeeping services, maintenance and repair for the Equipment Room/s, and will perform all future improvements at its sole cost. Notwithstanding the. Sentence immediately above, the obligation of Lessee to repair and maintain the Equipment Room/s shall be limited to maintenance and repair of the interior of the Room/s and shall not include the roof, exterior walls or structural aspects of the Room/s except in the event that any such damage is caused by or results from the negligence of Lessee or its agents or employees, in which event Lessee shall be obligated to make such repairs. In addition, Lessee shall have no obligation to replace the Equipment Room/s (exclusive of the Telephone and/or Television Equipment) in the event of partial or complete destruction of the Equipment Rooms.

8.2 REPAIR BY LESSOR. Subject to reasonable wear and tear and Lessee's duties to repair the Equipment Room/s as set forth in this Article, Lessor shall maintain and repair the exterior walls, roof and the exterior portions of the Room/s. Lessee shall, be responsible for the repair of any and all HVAC equipment relating to the Equipment Room/s except in connection with any matters caused or resulting from the negligence of Lessor or its employees or agents, in which event Lessor shall be obligated to pay for such repairs.

8.3 REMOVAL UPON TERMINATION. Upon expiration or early termination of this Agreement, Lessee shall have the right to remove the Telephone and/or Television Equipment and fixtures as shall have been installed, furnished and supplied by Lessee in said Equipment Room/s subject to the provisions of Paragraph 11.2 below, it being expressly understood and acknowledged by Lessor that title to and the ownership of all such equipment and fixtures shall at all times be and remain in and with Lessee, whether the same or any parts thereof be affixed to the realty or otherwise. Lessee shall repair any damage caused by the removal of its equipment and fixtures, including replacement of landscaping removed or damaged by Lessee. Under no circumstances shall Lessee remove wire in the walls, jacks in buildings or any underground wire or cable, which shall revert to Lessor upon expiration or termination of this Agreement.

8.4 LIENS. Lessee shall keep the Property free from any liens arising out of work performed, materials furnished or obligations incurred by, or on behalf of or at the direction of Lessee, and shall protect, indemnify, hold harmless and defend Lessor from any liens or encumbrances arising out of any work performed by or on behalf of or at the direction of Lessee.

                                                        ARTICLE 9

                                                 DUTIES OF LESSEE

9.1 INSTALLATION. Lessee shall at its own cost install in the Equipment Room/s the Telephone and/or Television Equipment, together with wire and accessories necessary to provide Telephone and/or Television services for the Property. It is acknowledged that Lessor has installed certain wiring and cable for the Property. The Telephone and/or Television Equipment to be installed by Lessee (together with the wiring and cable supplied by Lessor) shall be all that is required to provide to the Project the Telephone and/or Television services as contemplated by this Agreement and Lessee shall be obligated to provide and install such equipment at its cost as is necessary or appropriate to provide such Telephone and/or Television services.

9.2 MAINTENANCE. Lessee shall service and maintain in good working order all Telephone and/or Television Equipment and all wiring, cable and accessories, whether owned by Lessor or Lessee, constituting a portion of the Telephone System and/or Television system at its sole cost and expense. Lessor shall have no obligation of any kind whatsoever for maintenance and repair of any such equipment or any portions of either the Telephone System and/or the Television System. In no event shall Lessor have any responsibility for any of the costs of such repair and maintenance. In the event of damage or destruction to any of the Telephone and/or Television Equipment or any of the wiring, cable or accessories employed in connection with the Telephone System and/or Television System arising by reason of a casualty, Lessee shall be obligated at its sole cost to replace and/or repair such damaged equipment or accessories; provided, only that any such damage resulting from the gross negligence or intentional conduct of Lessor or its employees or agents shall be the responsibility of Lessor. Lessee shall be entitled to employ and shall employ any and all proceeds payable in connection with insurance maintained pursuant to this Agreement available in connection with the damage or destruction of any of the Telephone and/or Television Equipment or accessories as described above to offset the cost of repair and/or replacement of such equipment and/or accessories. Lessor shall be obligated to employ the portion of the insurance proceeds that covers the replacement of Lessor owned wire and cable.

9.3 TENANT INSTALLATION. Lessee shall service and actively market both the Telephone System and/or Television System to all tenants within the Project. Lessee shall provide at its sole cost, all installation services required as to each tenant within the Project and all accessories as required in connection with the "hook-up" of each of the tenants within the Project. Lessee at its sole cost shall respond to any and all reasonable inquiries or requirements of the tenants within the Project relating to the Telephone System and/or Television System and shall respond within twenty-four (24) hours of notification to all service calls, excluding Saturdays and Sundays and National Holidays, in which case response shall be made on the succeeding business day.

9.4 CHARGES. Lessee at its sole cost shall be responsible for billing all subscribers within the Project for Telephone and/or Television services provided, and for collecting all monies due in connection with such services. Lessor shall have no responsibility of any kind whatsoever- for the obligations of any subscriber in connection with either the Telephone System and/or the Television System.

9.5 INSURANCE. Lessee shall maintain at its cost, liability insurance covering injury to persons or damage to property arising out of its operation on the Property. Lessor shall be named as an additional insured in connection with all such insurance. A listing of minimum insurance requirements is contained in Exhibit F and incorporated herein by this reference.

9.6 HOUSE PHONES. At no cost to Lessor, Lessee shall install and activate as an accommodation to Lessor, service for a reasonable amount of telephones and/or for a- reasonable amount of television outlets. Such telephone and/or television services shall be located in common areas within the Project and in areas employed by Lessor and/or its property manager in connection with management of the Project as more particularly described on Schedule "D-1" attached hereto. The areas in which such services are to be installed shall be as designated by Lessor. In connection with any such services, Lessor shall not be obligated to pay the basic monthly fees in connection with either the telephone or television service so installed. Lessor shall be obligated to pay for any extraordinary television service such as pay per-view as used by Lessor and shall further be obligated to pay the standard usage cost for the telephone services employed by Lessor.

                                                             ARTICLE 10

                                                          ENTRY BY LESSOR

10.1 ACCESS. Lessee hereby grants Lessor such licenses or easements in and over the Equipment Room/s or any portion thereof or the Cable Areas as shall be reasonably required for the installation or maintenance of mains, conduits, pipes or other facilities to serve the Property or any part thereof, provided that Lessor shall pay for any alteration required of the Equipment Room/s or Cable Areas as the result of any such alterations. Lessee further covenants and agrees that Lessor may enter the Equipment Room/s to make any necessary repairs to the Equipment Room/s or Cable Areas or to perform any work which may be necessary to comply with any laws, rules or regulations of any public authority, or which Lessor may deem necessary to prevent waste or deterioration in connection with the property Except in the case of emergency repairs, Lessor shall give Lessee twenty-four (24) hours prior written notice of any intended entry by Lessor into the Equipment Room/s for purposes of repairs or performance of any work.

                                                             ARTICLE 11

                                                       VOLUNTARY TERMINATION

11.1 NOTICE OF TERMINATION. Within sixty (60) days following the commencement of the six (6) month period starting with the twelfth (12th) month after acceptance of the first subscriber for the Telephone System and/or Television System, respectively and within sixty (60) days following the commencement of each six
(6) month period thereafter,  Lessee shall have the options as set forth in this
Article 11. Lessee shall give Lessor written notice of the dates of acceptance of the first subscriber for the Telephone System and/or the first subscriber for the Television System. The computation of the above described time period shall be made separately for the Telephone System and/or separately for the Television System, based upon the date of acceptance of the first subscriber for each.

(a) Subject to the time periods as described immediately above in this Paragraph, in the event that Lessee fails to maintain an average telephone subscription level during the two (2) immediately preceding calendar months of at least eighty (80%) percent penetration of the apartment units in the Project, then Lessee shall be entitled to give Lessor written notice of its intent to terminate its obligations pursuant to this Agreement to provide the Telephone System for the Project. The effective date of the termination shall be as provided in the notice but no earlier than one hundred eighty (180) days after the date of receipt by Lessor of such written notice.

(b) Subject to the time periods as described immediately above in this Paragraph, in the event that Lessee fails to maintain an average television subscription level during the two (2) immediately preceding calendar months of at least sixty (60%) percent penetration of the apartment units in the Project, then Lessee shall be entitled to give Lessor written notice of its intent to terminate its obligations pursuant to this Agreement to provide the Television System for the Project. The effective date of the termination shall be as provided in the notice but no earlier than one hundred eighty (180) days after the date of receipt by Lessor of such written notice.

11.2 REMOVAL OF EQUIPMENT. In the event that Lessee terminates either of its services with respect to the Telephone System or its services with respect to the Television system in accordance with Paragraph 11.1 immediately above, Lessee shall have thirty (30) days to remove its equipment associated with the terminated service, beginning with the effective date of that termination; provided, however, that any equipment not so removed thirty (30) days after the date of termination for that service shall be deemed to be abandoned. Lessee will repair any damages to the Premises caused by removal of its equipment.

11.3 LESSEE COOPERATION. In the event that Lessee terminates its obligations with respect to either the Telephone System and/or Television System in accordance with Paragraph 11.1 immediately above, Lessee shall, upon the request of Lessor, during the ninety (90) days prior to the effective date of termination, negotiate in good faith with the Lessor for the sale of the Telephone Service and/or Television Service, as the case may be, relating to the terminated service, which sale shall be made on a cash basis for a price equal to the fair market value of the services being sold. Should Lessor and Lessee be unable to agree upon a fair market value for the services, then Lessee shall be entitled to remove the equipment in accordance with the provisions of Paragraph
11.2 immediately above. In the event of any such removal of equipment, Lessee shall cooperate with Lessor in connection with Lessor's efforts to obtain a third-party provider to furnish the services being terminated by Lessee. Such cooperation shall include, but not be limited to, making space available prior to the effective date of termination to the third-party provider within the Premises so that the third-party provider can install equipment as required to provide the services effective as of the date of termination, resulting in continuos service for existing subscribers. If the new service providers are the Public Utilities for those services, then WT&T will quarantee continuos service for those subscribers in good standing.

                                                             ARTICLE 12

                                                                         DEFAULT

12.1 DEFAULTS BY LESSEE. The occurrence of any one or more of the following events shall constitute a material default and breach of this Agreement:

(a) The vacating or abandonment of the Equipment Room/s by Lessee; or

(b) The failure of Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes, such Notice to Pay Rent or Quit shall not constitute the notice required by this subparagraph; or

(C) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Agreement to be observed or performed by Lessee, other than described in Paragraph (b) above, where such failure continues for a period of thirty (30) days after written notice thereof from Lessor to Lessee, which notice shall specify the specific nature of the failure, provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, than Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

(d) The occurrence of any two (2) audits during any twelve (12) month period disclosing that Lessee has understated its receipts by three percent (3%) or more as described in Paragraph 4.2 above; or

(e) Failure of Lessee to maintain the Telephone System and/or Television System in good condition and repair comparable with similar services, where such failure continues for a period of fifteen (15) days after written notice thereof from Lessor to Lessee; or

(f) Failure of Lessee to provide state of the art telephone service and/or television service to residents of the Project comparable with similar services, or to make service calls upon request in a prompt fashion as provided herein, where such failure continues for a period of five (5) days after written notice thereof from Lessor to Lessee (provided that Lessee shall not be entitled to such five (5) day "cure" period upon the second (2nd) occurrence of any such failure within any thirty (30) day period), except for any failure which results from failure of a tenant to timely pay its bills for telephone or television services rendered, destruction of equipment without fault be Lessee (provided, however . that such destroyed equipment is to be promptly replaced and repaired by Lessee at its cost), or other commercially acceptable cause reasonably beyond the control of Lessee; or

(g) Failure of Lessee to provide telephone or television services at rates equal to or less than those charged by the applicable public utility, where such failure continues for a period of thirty (30) days after written notice thereof from Lessor to Lessee; or

(h) An appointment of a receiver to take possession of substantially all of Lessee's assets or of the Premises, with such receivership remaining undissolved for a period of sixty (60) days; or

(i) The attachment, execution or other judicial seizure if substantially all of Lessee's assets or the Premises, with such attachment, execution or seizure remaining undismissed for a period of sixty (60) days.

12.2 DEFAULTS BY LESSOR. The occurrence of any one or more of the followin events shall constitute a material default and a breach of this Agreement by
Lessor:

(a) Failure to perform any of the material obligations required of Lessor to be performed, provided that such failure continues for a period of thirty (30) days after written notice thereof from Lessee to Lessor, which notice shall specify the specific nature of the failure, provided, however, that if the nature of
Lessor's default is such that more than thirty (30) days are reasonably required for its cure, than Lessor shall not be deemed to be in default if Lessor commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

(b) If bad debt exceeds five (5) percent during any consecutive three (3) month period; normal bad debt being three (3) percent of gross receipts; or

(c) Failure of the Property ownership or management to present either the Telephone System or the Television System in a positive manner to prospective residents or prospective clients; or

(d) Failure to remove or correct any mechanical, electrical or any other type of interference that was caused by any device installed by Lessor during the term of this Agreement that would prevent or hinder Lessee in providing quality telephone and/or television service to the property.

12.3 REMEDIES UPON DEFAULT BY LESSEE. In the event of a default by Lessee, the following shall be applicable:

(a) In addition to any and all other rights and remedies available to Lessor at law or in equity, Lessor shall have the right to immediately terminate this Agreement and all easements and other access rights and other rights of Lessee hereunder by giving written notice to Lessee of such election by Lessor. If Lessor shall elect to terminate this Agreement, then it may recover the amounts from Lessee that are provided by applicable State law.

(b) In the event of a default by Lessee, Lessor shall also have the right, with or without terminating this Agreement to re-enter the Equipment Room/s. if Lessor does not elect to terminate this

Agreement, Lessor may either recover all rent as it becomes due or re-let the Room/s, together with all access rights, upon such Provisions as Lessor in its sole judgement may deem advisable, and Lessor shall have the right to make repairs and alterations to the Room/s. if Lessor elects to re-let the Room/s, then all rentals received by Lessor from such a re-letting shall be applied to the payment of all costs and expenses incurred by Lessor in connection with such re-letting and to the payment of rent due and payable hereunder.

(c) Nothing contained in this Paragraph shall constitute a waiver of Lessor's rights to recover damages by reason of Lessor's efforts to mitigate damages caused by Lessee's default.

12.4 REMEDIES UPON DEFAULT BY LESSOR. In the event of a default by Lessor, the following shall be applicable:

(a) In addition to any and all other rights and remedies available to Lessee at law or in equity, Lessee shall have the right to immediately terminate this Agreement and all other rights hereunder by giving written notice to Lessor of such election by Lessee. If Lessee shall elect to terminate the Agreement, then it may recover the amounts from Lessor as are provided by applicable State law.

(b) In the event of a default by Lessor, Lessee shall also have the right, with or without terminating this Agreement, to enter the Equipment Room/s.

(c) Nothing contained in this Paragraph 12.4 shall constitute a waiver of Lessor's rights to recover damages by reason of Lessee's efforts to mitigate damages caused by Lessor's default.

12.5 REMOVAL OF EQUIPMENT. In the event of a termination of this Agreement by Lessor resulting from the default of Lessee, the following shall be applicable:

(a) Lessee, at its cost, shall have thirty (30) days from the date of termination in which to remove the Telephone Equipment and/or the Television Equipment; provided, however, that in no event shall Lessee remove any wiring or cabling installed in the Project. Notwithstanding the above, at the election of Lessor and without waiving Lessor's election to terminate this Agreement, Lessor shall be entitled to require Lessee to give Lessor ten (10) days prior written notice of its intent to remove the Telephone Equipment and/or the Television Equipment. During such ten (10) day term, Lessee shall cooperate with such third-party providers as may be selected by Lessor so as to allow such third-party providers to provide to the Project substitute telephone service and/or substitute television service. Such cooperation shall include but not be limited to cooperation in connection with the placement by third-party providers of new equipment within the Equipment Room/s. In addition, to the extent that Lessor elects to do so, Lessee shall negotiate in good faith following any notice of termination given by Lessor, in order to arrive at an agreement for purchase at fair market value on a cash basis by Lessor of the telephone service and/or television service. Failing any such agreement for purchase of the services, Lessee shall continue to be entitled to remove the equipment in accordance with the provisions hereof from the Property, in accordance with Section 11.2 and 11.3.

12.6 REMOVAL OF EQUIPMENT. In the event of a termination of this Agreement by Lessee resulting from the default of Lessor, the following shall be applicable:

(a) Lessee, at its cost, shall have thirty (30) days from the date of termination in which to remove the Telephone Equipment and/or the Television Equipment; provided, however, that in no event shall Lessee remove any wiring or cabling installed in the Project. Notwithstanding the above, at the election of Lessee and without waiving Lessee's election to terminate this Agreement, Lessor shall be entitled to require Lessee to give Lessor ten (10) days prior written notice of its intent to remove the Telephone Equipment and/or Television Equipment. During such ten (10) day term, Lessee shall cooperate with such third-party providers as may be selected by Lessor so as to allow such third-party providers to provide to the Project substitute telephone service and/or substitute television service. Such cooperation shall include but not be limited to cooperation in connection with the placement by third-party providers of new equipment within the Equipment Room/s. In addition, to the extent that Lessee elects to do so, Lessor shall negotiate in good faith following any notice of termination given by Lessee, in order to arrive at an agreement for purchase at fair market value on a cash basis by Lessor of the Telephone service and/or Television service. Failing any such agreement for purchase of the services, Lessee shall continue to be entitled to remove such equipment in accordance with the provisions hereof from the Property, in accordance with Sections 11.2 and 11.3.

                                                             ARTICLE 13

                                                       DAMAGE OR DESTRUCTION

13.1 DESTRUCTION OF PREMISES DUE TO RISK COVERED BY INSURANCE. If during the term of this Agreement, the Premises is totally or partially destroyed from a risk covered by insurance in effect at the time, and there are sufficient insurance proceeds to pay in full for the cost of restoration, Lessor shall restore the Premises to substantially the same condition as they were immediately prior to destruction, provided that Lessor's obligation shall be limited to the Premises and shall not include either the Telephone Equipment and/or the Television Equipment. Lessee, at its cost, shall be required to restore the Telephone Equipment and/or Television Equipment. Any destruction of the Premises shall not terminate this Agreement. If the existing laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before the destruction, or if in the opinion of Lessor's architect he states the restoration cannot be completed within one hundred eighty (180) days from the date of damage or destruction, Lessor and/or Lessee may terminate this Agreement by giving written notice thereof.

13.2 RENT. In the event of any partial destruction of the Project, the rent as provided herein shall continue with no abatement, it being acknowledged that the rent is based upon a percentage of Lessee's gross receipts only.

13.3 RESTORATION OF SERVICE. In the event of a partical destruction of the Project, Lessee, at its cost, shall quickly restore either telephone and/or television services to the Project. Such restoration of services shall include a temporary restoration of services during the period in which any destruction of the Premises is being restored by Lessor.

                                                             ARTICLE 14

                                                           MISCELLANEOUS

14.1 INDEMNITY. Lessee shall indemnify and hold Lessor harmless from and against any loss, claim, damage, liability or expense (including attorney's fees) in connection with Lessee's operations on the Property or Lessor entering into this agreement; provided, however, that Lessee shall have no obligations to indemnify Lessor with respect to any loss, claim, damage or expense arising in whole or part by reason of the gross negligence or intentional acts of Lessor, employees, agents or representatives.

14.2 LESSOR WARRANTIES. Except as specifically set forth herein, Lessor makes no representations or warranties of any kind whatsoever to Lessee in connection with the subject matter as described in this agreement. specifically, but not by way of limitation, Lessor makes no representation or warranties as to the suitability of the Property or Project for the purposes as intended by Lessee pursuant to the provisions of this Agreement and makes no representations or warranties as to the profitability or other success of the services to be provided by Lessee hereunder.

14.3 MEMORANDUM OF AGREEMENT. Upon the request of either Lessee or Lessor, the parties agree to execute a memorandum of the Agreement in recordable form and recorded in the Official County Records. This Agreement shall survive any sale, assignment or other transfer of the Property and shall be construed in all respects as a lease and not a license. Lessor shall use its best efforts to obtain from any third party lender a nondisturbance agreement with respect to this Agreement in a form reasonably satisfactory to both Lessor and Lessee.

14.4 AUTHORITY. The person(s) executing this Agreement expressly represent(s) and warrant(s) that he (they) has (have) full Power and authority to do so.

14.5 ASSIGNMENT. Lessee may not assign this Agreement without the written consent of Lessor, which shall not be unreasonably withheld. Subject to this provision, this Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns, as the case may be. Notwithstanding the above provisions, Lessee may assign this Agreement to an affiliated entity without the consent of Lessor. For purposes hereof, an "affiliated entity" shall be an entity in which Lessee holds an interest of the equity ownership or has the control of the Property's Telephone and Television System's management.

14.6 OTHER AGREEMENT. The parties hereby represent that to the best of their knowledge and belief the entering into and performance of this Agreement will not create a breach or default in any agreement to which they are a party. Lessor has informed Lessee of the agreement between Lessor and TCI - Freemont Cable T.V., referred to herein as the TCI agreement, a copy is attached herein as Exhibit " G " and incorporated into this Agreement by this reference. Lessee has represented to Lessor that entering into this Agreement will not cause Lessor to be in violation of the TCI agreement and will indemnity Lessor, as referenced in 14.1 above regarding this matter.

14.7 ATTORNEY'S FEES. In the event it becomes necessary for Lessee or Lessor to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses.

14.8 CONDEMNATION. If title to all of the Project should be taken for any public or quasi-puplic use under any statute, or by right of eminent domain, or by private purchase in lieu of eminent domain, or if title to so, much of the Property is so taken that a reasonable amount of reconstruction of the Property will not result in the premises being a practical improvement reasonably suitable for Lessee continued occupancy for the purposes for which the Property are leased, then, in either event this, Agreement shall terminate on the date that possession of the Property or part of the Property is taken. All compensation awarded or paid upon a total or partial taking of the fee title to the Property shall belong to Lessor, whether such compensation be awarded or paid as compensation for diminution in value of the Agreement or of the fee, and Lessee shall have no interest whatsoever in any such compensation excepting that Lessee shall be entitled to any compensation awarded or paid to Lessee for depreciation to and cost of removal of stock and fixtures installed in the Property by Lessee.

14.9 SEVERABILITY. The provisions of this Agreement shall be severable, and the invalidity or unenforceability of any provision shall not affect the remaining provisions. This Agreement shall be governed by the law of the state wherein the Property is located. The provisions of the Exhibits attached hereto and the attached Schedule are hereby incorporated in this Agreement by this reference.

14.10 NOTICE. Any notice, request, demand, payment, instruction, communication or other document required or permitted to be given hereunder or pursuant hereto to any party shall be in writing and shall be delivered personally or sent by registered or certified mail postage prepaid, return receipt requested, telegraphed, delivered or sent by telex, telecopy, cable or overnight commercial courier to the addressees and addresses as provided on the signature page of this agreement, page eighteen (18).

Notice shall be deemed to have been delivered, given and received on the date of
(i) delivery to the address of the person to receive such notice if delivered personally or by overnight commercial courier, or (ii) if mailed, four (4) business days after the date of posting by the United States post office, or
(iii) if given by telegraph or cable, when delivered by the telegraph company with charges prepaid, or (iv) if given by telex, facsimile or telecopy, when sent. The addresses for notice may be changed by giving written notice, as provided herein if no written notice of change has been sent or received, shall be deemed to continue in effect for all purposes hereunder.

14.11 DESCRIPTIVE HEADINGS. The descriptive headings used and inserted in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any provision of this Agreement.

14.12 TIME. Time is of the essence of this Agreement and each and every provision hereof.

14.13 WAIVER. No covenant, term or condition or breach thereof shall be deemed waived except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition.

14.14 HOLDING OVER PERIOD. Should Lessee, with the consent of Lessor, agree to hold over after the expiration or earlier termination of the term of this Agreement, such holding over shall be on a month-to-month tenancy, subject to all terms and conditions of this Agreement. Not to exceed six (6) months.

14.15 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefore, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except for the obligations imposed with regard to rent to be paid by Lessee pursuant to this Agreement.

14.16 NO PARTNERSHIP. It is agreed nothing contained in this Agreement shall be deemed or construed as creating a Partnership or joint venture between Lessor and Lessee, or between Lessor and any other party, or cause Lessor to be responsible in any way for the debt or obligations of Lessee or any other party.

14.17 FINANCING. Lessor may, from time to time, obtain financing in connection with the Project or refinance the Project by means of a mortgage or loan or loans from one or several lenders; before said loans are approved and closed, such lender/s companies may wish to approve this Agreement, and in order to receive such approval, this Agreement may have to be amended or modified. Provided that the term hereof is not altered and Lessee's obligations to pay are not increased and the provisions of this Agreement are not unreasonably changed thereby, Lessee agrees that it shall consent and execute any such proper amendment or modification of this Agreement that may be requested by said lender/s. At the request of any said lender/s Lessee hereby agrees to subordinate this Agreement to any mortgage, deed of trust or other security agreement requested by any such lender/s.

14.18 OTHER USES. Should Lessee employ any of the facilities, wiring, equipment or other items installed or employed in connection with either the Telephone System and/or the Television System at the Property that generates additional income from the Property or from the residents, past or present of the Property, then Lessor shall be entilitied to the scheduled percent of the receipts derived by Lessee from any such use.

14.19 ENTIRE AGREEMENT. This Agreement along with any Exhibits and attachments hereto constitutes the entire agreement between Lessor and Lessee relative to the Premises and the matters set forth herein, and this Agreement and Exhibits and attachments hereto may be altered, amended or revoked only by an instrument in writing signed by both Lessor and Lessee. It is understood that there are no oral agreements or representations between the parties hereto affecting this Agreement, and this Agreement supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements or representations and understandings, if any, between the parties hereto with respect to the subject matter as set forth herein.

14.20 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                                                                           1 C~!

14.21 STATE LAW. This Agreement shall be governed by and be construed accordin to the laws of the State of California.

This Agreement covers both Telephone and Television Utilities.

LESSOR:                                    LESSEE:

                                            WT&T Telecommunications Partners, LP
                                            A California Limited Partnership

------------------------------              ------------------------------------
                                                David V. Kline - Partner

Date:_________________________              Date: ______________________________

                                                          LIST OF EXHIBITS


EXHIBIT                     A             PROJECT DESCRIPTION

EXHIBIT                     B             COMMENCEMENT DATE OF LEASE

EXHIBIT                     C             EQUIPMENT ROOM DESCRIPTION "PREMISES"

EXHIBIT                     D             AS BUILT CABLE PLAN "UTILITY AREAS"

SCHEDULE                    Dl            HOUSE PHONES & T.V. OUTLET LOCATIONS

EXHIBIT                     E             RENT SCHEDULE

EXHIBIT                     F             INSURANCE REQUIREMENTS

                                                                       EXHIBIT A

                                                       DESCRIPTION OF PROJECT

                                                          1776 APARTMENTS
                                                          1776 Almaden Rd.
                                                        San Jose, Ca. 9S125

                                                                             and

                                                     Almaden Garden Apartments
                                                          1930 Almaden Rd.
                                                        San Jose, Ca. 95125

                                                             EXHIBIT B
                                                            ARTICLE 2.1

                                                     COMMENCEMENT DATE OF LEASE

With reference to Paragraph 2.1 of the Agreement, the undersigned agree that the term of the Agreement commenced as of __________________________, 1993.

LESSOR:                                                        LESSEE:

                                             EXHIBIT C
                                 DESCRIPTION OF EQUIPMENT ROOM - ROOMS

                                  TO BE ADDED AT BUILT OUT OF ROOM/S

                                                                       EXHIBIT D

                                   DESCRIPTION OF UTILITY AREAS

                                      'AS BUILT CABLE PLAN"

                               TO BE ADDED AT CUT OVER OF SYSTEMS

                                      SCHEDULE D-1
                           HOUSE PHONES & T.V- OUTLET LOCATIONS

                         TO BE ADDED PRIOR TO CUT OVER OF SYSTEMS

                                           EXHIBIT E

                           RENT SCHEDULE - 1776 & 1930 APARTMENTS 298 UNITS

The rent to be paid by Lessee pursuant to Paragraph 4.1 of the Agreement shall commence as to -each of the Telephone System and the Television System at such time as services are being provided with respect -to the Telephone System or the Television System, as the case may be, to a minimum of sixty percent (60%) of the apartments within the Project as more particularly described below. The (60%) test is to apply separately to the Telephone System and the Television System, so that rent with respect to one system may commence in a different month than the other, or if one system is installed with out the other. If after the commencement of rent with respect to one or both of the Systems, the service level falls below the minimum of (60%) rent shall thereupon cease with respect to such System until the month in which the minimum service level is again satisfied. For purposes of determining when service is being provided to a given apartment, "hook-up" of the service to such apartment shall be considered as proof of the commencement of service. The rent as described herein is based upon a percentage of the gross receipts with respect to the Telephone and the Television Systems. During any months in which rent is not being paid with respect to the Television System and/or the Television System because the minimum service level has not been achieved, Lessee shall continue to be obligated to provide the monthly reports to Lessor as described in Paragraph 4.1 of the Agreement. The percentage of the gross receipts paid in rent shall vary in accordance with the number of apartment units being serviced as described below.

The percentage 'of monthly receipts to be paid by Lessee to Lessor is described as follows:


         Number of units                           Percentage of Monthly Receipts
         being serviced                   Telephone System and/or Television System

         -----------------------------------------------------------


                        0-178                         0%                                            0%
                      179-208                         5%                                            7%
                      209-238                         6%                                            8%
                      239-268                         7%                                            9%
                      269-298                         8%                                           10%

DURHAM GREEN'S EMPLOYEES THAT LIVE ON THE PROPERTY AND RECEIVE FREE SERVICES FROM WT&T AND THREE (3) MODEL APARTMENTS WILL BE CONSIDERED AS UNITS BEING SERVED.

                                                                       EXHIBIT F

                                                       INSURANCE REQUIREMENTS

Lessee is required to comply at its cost with the following minimum insurance requirements:

1. Lessee at its expense shall maintain the hereinafter described insurance coverage with insurance carriers licensed and approved to do business in the State of California (unless Lessor otherwise approves in writing) with a general policyholder's rating of not less than A, and financial rating of not less than X, in the most current Best's Insurance Report. In no event will the insurance be terminated or otherwise allowed to lapse prior to the termination or expiration of the Agreement. Lessee may provide the insurance described in this Exhibit through a policy or policies covering other liabilities of Lessee, provided, however, that any such policy or policies shall: W allocate to the Project the full amount of insurance required hereunder, and (ii) contain, permit or otherwise unconditionally authorize the waiver of subrogation as described in Paragraph 8 below.

2. As evidence of specified insurance coverage, Lessor shall, in lieu of actual policies, accept certificates issued by the applicable insurance carrier acceptable to Lessor showing such policies in force for the specified period. Such evidence shall be delivered to Lessor promptly upon the execution of the Agreement and prior to the commencement of any activity of Lessee in connection with the Project. Each policy and certificate shall be subject to approval of Lessor and shall provide that such policies shall not be subject to material alteration or cancellation without thirty (30) days prior written notice to Lessor, which notice shall be delivered by certified mail, return receipt requested. Should any policy expire or be cancelled prior to termination or expiration of the Agreement, and should Lessee fail to immediately procure other insurance as specified, Lessor shall have the right, but not the obligation, to procure such other insurance and charge Lessee therefor, in which event Lessee shall, immediately upon written demand from Lessor, pay to Lessor as additional rent pursuant to the Agreement the sum as advanced by Lessor with respect to the insurance coverage.

3. Nothing contained in this Amendment or in the Agreement shall be construed to limit the extent of Lessee's responsibility for payment of damages resulting from its operations pursuant to the Agreement, nor shall anything contained herein be deemed to place any responsibility on Lessor for insuring that the insurance required hereunder be sufficient for the operation of Lessee pursuant to the Agreement.

4. Lessee shall maintain full workman's compensation insurance including employer's liability at a minimum limit of Five Hundred Thousand Dollars ($500,000), or current limit carried, whichever is greater, for all persons whom it employs in carrying out the work pursuant to the Agreement, including waiver of subrogation by the insurance carrier with respect to Lessor as specified in Paragraph 8 of this Exhibit. Such insurance shall be in strict accordance with the requirements of the most current and applicable state worker's compensation insurance laws in effect from time to time.

5. Lessee shall maintain during the term of this Agreement general public liability insurance, with coverage limits not less than One Million Dollars ($1,000,000) for bodily injury or death to any one person, injury and/or death to any number of persons in any one incident, and for property damage in any one occurrence, in the aggregate insuring against any and all liability of the insured with respect to the Premises or arising out of the Agreement. All such insurance shall name Lessor and its designees as additional insureds. All such insurance shall specifically insure for performance by Lessee of the indemnity provision set forth in Paragraph 9 below as to liability for injury to or death of persons an' d damage to property. Such insurance shall have a lender's protective liability endorsement attached thereto.

6. Lessee shall maintain insurance covering all of the items to be installed by Lessee in the Premises or the Project pursuant to the Agreement and any alterations, additions or improvements including but not limited to any and all equipment to be installed by Lessee pursuant to the Agreement in amount not less than any full replacement value thereof from time to time during the term of this Agreement providing protection against any peril included with the classification of fire and extended coverage together with insurance against sprinkler damage, vandalism and malicious mischief and water damage (from roof leakage, ground water or otherwise). Lessee agrees to carry such insurance, it being expressly understood and agreed that none of the items to be insured by Lessee hereunder shall be insured by Lessor. Nor shall Lessor be required to reinstall, reconstruct or repair any of such items. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed. All such insurance shall name Lessor -and its designees as additional insureds.

7. Lessee shall maintain owned, hired and non-owned automobile liability insurance covering all use of all automobiles, trucks and other motor vehicles utilized by Lessee in connection with the Premises or Project of a combined single limit for bodily injury and property damage of $500,000 or current limit carried, which ever is greater. All such insurance shall name Lessor and its designees as additional insureds.

8. Lessee hereby waives any rights it may have against Lessor in connection with any of the damage or injury occasioned to Lessee, the Premises or the Project arising from any risks actually covered by insurance in effect at the time to the extent of the available proceeds. Lessee on behalf of its insurance companies providing insurance hereunder, waive any right of subrogation that it may have against Lessor to the extent of available proceeds. Lessor as specified herein shall be included as an additional insured under the coverage as required pursuant to this Exhibit. It is agreed that the insurance to be provided by Lessee hereunder is primary and any other insurance maintained by Lessor is noncontributing with the insurance to be maintained by Lessee hereunder with respect to claims or liability arising out of or resulting from the acts or omissions of a named insured or others performed on behalf of the named insured.

9. Lessee hereby agrees to indemnify and hold Lessor harmless, against any and all damage, loss, liability and expense including without limitation actual attorney's fees and legal costs incurred directly by reason of loss or damage to the Premises, Project, Property or any portion thereof or any claim, suit or judgment brought by or on behalf of any person for damage, loss or expenses due to, but not limited to, bodily injury or property damage sustained by person or persons which arise out of, or are occasioned by or are in any way attributable to the negligence or willful misconduct of Lessee or its employees or otherwise attributable to Lessee's negligence in selecting or supervising any of its agents involved in performance pursuant to the Agreement, except to the extent-that any such damage or loss, costs or expenses are caused by the sole gross negligence or willful misconduct of Lessor.

                                                                              -2